Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Nektar Therapeutics Employee Stock Purchase Plan of our reports dated February 27, 2014, with respect to the consolidated financial statements of Nektar Therapeutics and the effectiveness of internal control over financial reporting of Nektar Therapeutics included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

July 31, 2014